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[NEWS RELEASE]

Contact(s):                                             Media Inquiries:
      Visteon Corporation
      313-755-2916                                      Public Affairs
      1smyth1@visteon.com                               5500 Auto Club Drive
                                                        Dearborn, MI  48126
                                                        Facsimile:  313-755-7983

      Investor Inquiries:
      Kent Niederhofer
      313-755-3699
      kniederh@visteon.com


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VISTEON DECLARES FOURTH QUARTER DIVIDEND


DEARBORN, Mich., OCT. 11, 2000 - The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on Dec. 1, 2000, to shareholders of record as of Nov. 1, 2000. This is Visteon's second dividend announcement since it became an independent, publicly traded company in June.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven, technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket.
Visteon has a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 23 countries. It has 81,000 employees working in three business segments: Dynamics and Energy Conversion; Comfort, Communication and Safety; and Glass.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "estimated" and "potentially" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, some of which are and will be identified as ""Risk Factors" in Visteon's SEC filings. See "Risk Factors" section of Visteon's prospectus dated June 13, 2000 as filed with the SEC on June 14, 2000. Should any risks and uncertainties develop in actual events, these developments could have material adverse effects on

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[NEWS RELEASE]


Visteon's business, financial condition and results of operations.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com









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